PLAN AND AGREEMENT OF MERGER
                                       OF
                             PONDER INDUSTRIES, INC.
                                       AND
                            N-VISION TECHNOLOGY, INC.

                      ------------------------------------

                          DATED AS OF NOVEMBER 20, 2000

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                                TABLE OF CONTENTS

PREAMBLE                                                                      5

ARTICLE  I.

MERGER                                                                        6

1.1      SURVIVING CORPORATION
1.2      STOCKHOLDER APPROVAL
1.3      ACCEPTANCE OF THE PLAN OF REORGANIZATION
1.4      EFFECTIVE DATE
1.5      NAME AND CONTINUED CORPORATE EXISTENCE OF SURVIVING CORPORATION
1.5.1    NAME AND EXISTENCE
1.5.2    FEDERAL INCOME TAX TREATMENT OF MERGER
1.6      DELAWARE LAW GOVERNS AND PONDER CERTIFICATE OF                      7
         INCORPORATION,  AS AMEND RESTATED, SURVIVES
1.7      BYLAWS OF SURVIVING CORPORATION
1.8      DIRECTORS OF SURVIVING CORPORATION
1.9      OFFICERS OF SURVIVING CORPORATION
1.10     VACANCIES
1.11     CAPITAL STOCK OF SURVIVING CORPORATION
1.12     CONVERSION OF SECURITIES UPON MERGER
1.12.1   GENERAL
1.12.2   CONVERSION OF PONDER COMMON STOCK
1.12.3   CONVERSION OF N-VISION INTO NEWCO COMMON STOCK                     8
1.12.4   PONDER OPTIONS AND WARRANTS
1.12.5   N-VISION OPTIONS AND WARRANTS
1.12.6   EXCHANGE OF COMMON STOCK CERTIFICATES
1.12.7   EXCHANGE PROCEDURES
1.13     NEWCO FRACTIONAL SHARES                                            9

1.14     N-VISION'S TRANSFER BOOKS CLOSED
1.15     CONVEYANCES TO SURVIVING CORPORATION
1.16     ACCOUNTING TREATMENT
1.17     UNCLAIMED MERGER CONSIDERATION
1.18     DISSENTING STOCKHOLDERS OF N-VISION

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF N-VISION

2.1      REPRESENTATIONS AND WARRANTIES OF N-VISION                        10
2.1.1    ORGANIZATION AND STANDING
2.1.2    AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS
2.1.3    CAPITALIZATION
2.1.4    REPORTS AND FINANCIAL STATEMENTS
2.1.5    LIABILITIES                                                       11
2.1.6    ABSENCE OF CERTAIN CHANGES AND EVENTS
2.1.6.1  FINANCIAL CHANGE
2.1.6.2  PROPERTY DAMAGE
2.1.6.3  DIVIDENDS
2.1.6.4  CAPITALIZATION CHANGE
2.1.6.5  LABOR DISPUTES
2.1.6.6  OTHER MATERIAL CHANGES
2.1.7    COMPLIANCE WITH OTHER LAWS
2.1.8    FINDER'S FEE                                                     12
2.1.9    INVESTIGATIONS, LITIGATION

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF PONDER

3.1      REPRESENTATIONS AND WARRANTIES OF PONDER
3.1.1    ORGANIZATION AND STANDING
3.1.2    AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS
3.1.3    CAPITALIZATION
3.1.4    REPORTS AND FINANCIAL STATEMENTS                                 13
3.1.5    LIABILITIES
3.1.6    ABSENCE OF CERTAIN CHANGES AND EVENTS
3.1.6.1  FINANCIAL CHANGE
3.1.6.2  PROPERTY DAMAGE
3.1.6.3  DIVIDENDS
3.1.6.4  CAPITALIZATION CHANGE
3.1.6.5  LABOR DISPUTES
3.1.6.6  OTHER MATERIAL CHANGES                                           14
3.1.7    FINDER'S FEE
3.1.8    INVESTIGATIONS, LITIGATION

ARTICLE IV.

OBLIGATIONS PENDING EFFECTIVE DATE

4.1      AGREEMENTS OF PONDER AND N-VISION
4.1.1    MAINTENANCE OF PRESENT BUSINESS
4.1.2    MAINTENANCE OF PROPERTIES
4.1.3    MAINTENANCE OF BOOKS AND RECORDS                                15
4.1.4    COMPLIANCE WITH LAW
4.1.5    INSPECTION OF EACH MERGING CORPORATION

4.2      ADDITIONAL AGREEMENTS OF PONDER AND N-VISION
4.2.1    NOTICE OF MATERIAL DEVELOPMENT
4.2.2    BEST EFFORTS                                                    16

4.3      ADDITIONAL AGREEMENTS OF N-VISION

4.3.1    DISPOSAL OF ASSETS
4.3.2    MAINTENANCE OF INSURANCE
4.3.3    NO AMENDMENT TO CERTIFICATE OF INCORPORATION, ETC.              17
4.3.4    PROHIBITION ON DIVIDENDS
4.3.5    STOCKHOLDERS' MEETING
4.3.6    NO SOLICITATION

4.4      ADDITIONAL AGREEMENTS OF PONDER
4.4.1    PLAN OF REORGANIZATION
4.4.2    DIRECTORS AND OFFICERS INSURANCE
4.4.3    NO SOLICITATION

ARTICLE V.

CONDITIONS PRECEDENT TO OBLIGATIONS

5.1      CONDITIONS PRECEDENT TO OBLIGATIONS OF PONDER                   18
5.1.1    REPRESENTATIONS AND WARRANTIES OF PONDER TRUE AT EFFECTIVE DATE
5.1.2    NO MATERIAL LITIGATION
5.1.3    APPROVAL OF PLAN OF REORGANIZATION                              19
5.1.4    UNEXERCISED N-VISION OPTIONS
5.1.5    WAIVER OF ANTI-DILUTION ADJUSTMENT

5.2      CONDITIONS PRECEDENT TO OBLIGATIONS OF N-VISION
5.2.1    REPRESENTATIONS AND WARRANTIES OF N-VISION TRUE AT EFFECTIVE DATE
5.2.2    NO MATERIAL LITIGATION                                          20

5.2.3    STOCKHOLDER APPROVAL
5.2.4    CONSENT OF CERTAIN PARTIES IN PRIVITY WITH N-VISION

ARTICLE VI.

TERMINATION AND ABANDONMENT

6.1      TERMINATION
6.1.1    BY MUTUAL CONSENT
6.1.2    BY PONDER BECAUSE OF CONDITIONS PRECEDENT
6.1.3    BY PONDER BECAUSE OF MATERIAL ADVERSE CHANGE
6.1.4    BY N-VISION BECAUSE OF CONDITIONS PRECEDENT                    21
6.1.5    BY N-VISION BECAUSE OF MATERIAL ADVERSE CHANGE
6.1.6    BY PONDER OR N-VISION BECAUSE OF LEGAL PROCEEDINGS
6.1.7    BY N-VISION IF MERGER NOT EFFECTIVE BY MAY 31, 2000
6.1.8    BY PONDER OR N-VISION BECAUSE OF DUE DILIGENCE
6.2      TERMINATION BY BOARD OF DIRECTORS
6.3      EFFECT OF TERMINATION
6.4      WAIVER OF CONDITIONS
6.5      EXPENSE ON TERMINATION
6.5.1    PAYMENT OF FEES TO COUNSEL FOR PONDER                          22

ARTICLE VII.

ADDITIONAL AGREEMENTS

7.1      INDEMNIFICATION BY N-VISION
7.2      INDEMNIFICATION BY PONDER

ARTICLE VIII.

MISCELLANEOUS

8.1      ENTIRETY
8.2      COUNTERPARTS
8.3      NOTICES AND WAIVERS                                            23
8.4      TERMINATION OF REPRESENTATIONS, WARRANTIES, ETC.
8.5      TABLE OF CONTENTS AND CAPTIONS
8.6      SUCCESSORS AND ASSIGNS
8.7      SEVERABILITY
8.8      APPLICABLE LAW
8.9      PUBLIC ANNOUNCEMENTS                                           24

SIGNATURES

                          PLAN AND AGREEMENT OF MERGER

         PLAN AND AGREEMENT OF MERGER, dated as of September 18, 2000, between Ponder Industries, Inc., a Delaware corporation ("Ponder") and N-Vision
Technology, Inc., a Nevada Corporation ("N-Vision"). Ponder and N-Vision are hereinafter collectively referred to as the "Merging Corporations." The surviving Corporation, referred to herein as "NEWCO" will be a Delaware Company with the name N-Vision Technology, Inc.

         WHEREAS, Ponder is a corporation duly organized and validly existing under the laws of the State of Delaware, with its registered office at Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

         WHEREAS, the authorized capital stock of Ponder consists of 5,000,000 shares of cumulative convertible preferred stock, $.01 par value, of which at October 12, 2000, no shares were issued or outstanding; and 50,000,000 shares of common stock, par value $.01 per share ("Ponder Common Stock"), of which at September 18, 2000, 9,522,540 shares were issued and outstanding, and any additional shares reserved for issuance in conjunction with various employee benefit plans, the exercise of various warrant agreements or options shall be cancelled and at the same date, no shares of Ponder Common Stock were held in Ponder treasury;

         WHEREAS, N-Vision is a corporation duly organized and validly existing under the Laws of the State of Nevada with its registered office at CT Corp., One First Street, Reno, Nevada 89501, and the principal executive office at 11931 Wickchester, Suite 201, Houston, Texas 77043;

         WHEREAS, the authorized capital stock of N-Vision consists of no shares of preferred stock which were authorized, issued or outstanding; and 50,000,000 shares of common stock, par value $.01 per share (the "N-Vision Common Stock"), of which at October 12, 2000, 8,129,745 shares were issued and outstanding; an additional 600,000 shares were reserved for issuance in conjunction with various options and an additional 400,000 shares were reserved for issuance in conjunction with various warrants; at the same date, no shares of N-Vision Common Stock were held in N-Vision treasury; and

            WHEREAS, Ponder has filed for protection under Chapter 11 of Title 11 of the United States Code in the United States Bankruptcy Court, Southern District of Texas, Corpus Christi Division (the "Bankruptcy Court"), case no. 99-21792-C-11 and shall file this Merger Agreement as part of its proposed Plan of Reorganization; and

         WHEREAS, the respective boards of directors of Ponder and N-Vision deem it desirable and in the best interests of their respective corporations and their respective stockholders that N-Vision be merged into Ponder pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, in exchange for the consideration herein provided, and have proposed, declared advisable, and approved such merger pursuant to this Plan and Agreement of Merger (the "Merger Agreement" or "Agreement"), which Merger Agreement has been duly approved by resolutions of the respective boards of directors of Ponder and N-Vision;

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, and in order to set forth the terms and conditions of the merger, the mode of carrying the same into effect, the manner and basis of converting the presently outstanding shares of N-Vision Common Stock and Ponder Common Stock into shares of NEWCO (as herein defined), and such other details and provisions as are deemed necessary or proper, the parties hereto agree as follows:

                                   ARTICLE I.
                                     MERGER

     1.1 SURVIVING CORPORATION. Subject to the adoption and approval of this Merger Agreement by the requisite authority of each of the Merging Corporations, the approval of the Ponder Plan of Reorganization by the Bankruptcy Court and to the other conditions hereinafter set forth, Ponder and N-Vision shall be, upon the Effective Date of the merger as defined in Paragraph 1.3 hereof, merged into a single surviving corporation, which shall be Ponder, one of the Merging Corporations, which shall continue its corporate existence and remain a Delaware corporation governed by and subject to the laws of that state, but shall however change its name to N-Vision Technology, Inc. ("NEWCO").

     1.2 STOCKHOLDER APPROVAL. This Merger Agreement shall be submitted for adoption and approval by the stockholders of N-Vision in accordance with their Certificate of Incorporation and the applicable laws of the State of Nevada.

     1.3 ACCEPTANCE OF THE PLAN OF REORGANIZATION. A mutually agreeable Plan of Reorganization of Ponder Industries, Inc. (the "Plan of Reorganization") shall have been prepared and submitted in conjunction with this Plan of Merger to the Bankruptcy Court for approval. The Plan of Merger shall be consummated only at such time as the Plan of Reorganization, contemplating such Plan of Merger and associated Merger Agreement, substantially in the form and substance contained herein, is approved by entry of an order of the Bankruptcy Court.

         1.4 EFFECTIVE DATE. The merger shall become effective upon the date of approval by entry of an order of the Plan of Reorganization by the Bankruptcy Court and subsequent filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Section 251 (c) of the General Corporation Law of the State of Delaware. The date upon which the merger shall become effective is referred to in this Merger Agreement as the "Effective Date."

     1.5 NAME AND CONTINUED EXISTENCE OF SURVIVING CORPORATION.

     1.5.1 NAME AND EXISTENCE. On the Effective Date, the identity, existence, purposes, powers, objects franchises, rights, and immunities of NEWCO, the surviving corporation of the merger, shall be the corporate identity, existence, purposes, powers, objects, franchises, rights and immunities of N-Vision which will be wholly merged into NEWCO, the Surviving Corporation. Accordingly, on the Effective Date, the separate existence and identity of Ponder, except insofar as continued by statute, shall cease, and the name of the surviving corporation shall be changed to N-Vision Technology, Inc.

     1.5.2 FEDERAL INCOME TAX TREATMENT OF MERGER. The merger is intended to qualify as and, subject to the requirements of Section 368 (a) (1) (A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall be characterized as a "reorganization" as defined in Section 368 (a) (1) (A) of the Code.

         1.6 DELAWARE LAW GOVERNS AND PONDER CERTIFICATE OF INCORPORATION, AS AMENDED AND RESTATED, SURVIVES. The laws of Delaware shall continue to govern the Surviving Corporation. On the Effective Date, the Certificate of Incorporation of Ponder (the "Certificate of Incorporation") shall be the certificate of incorporation of the Surviving Corporation until further amended in the manner provided by law.

         1.7 BYLAWS OF SURVIVING CORPORATION. Effective as of the Effective Date, the bylaws of N-Vision (the "Bylaws") shall be the bylaws of the Surviving Corporation until altered, amended, or repealed, or until new bylaws shall be adopted in accordance with the provisions of law, the Certificate of Incorporation and the Bylaws.

         1.8 DIRECTORS OF SURVIVING CORPORATION. The directors of N-Vision shall continue to uphold their respective positions on the board of directors of the Surviving Corporation from and after the Effective Date, and until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         1.9 OFFICERS OF SURVIVING CORPORATION. The officers of N-Vision shall continue to hold their respective offices of the Surviving Corporation from and after the Effective Date, and until their successors are duly elected and qualify in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

         1.10 VACANCIES. On or after the Effective Date, if a vacancy shall exist for any reason in the board of directors or in any of the offices of the Surviving Corporation, such vacancy shall be filled in the manner provided in the Certificate of Incorporation or Bylaws of the Surviving Corporation.

         1.11 CAPITAL STOCK OF SURVIVING CORPORATION. The authorized number of shares of capital stock of the Surviving Corporation, and the par value, designations, preferences, rights, and limitations thereof, and the express terms thereof, shall be as set forth in the Certificate of Incorporation.

         1.12     CONVERSION OF SECURITIES UPON MERGER.

                  1.12.1 GENERAL. The manner and basis of converting the issued and outstanding shares of the capital stock of both Ponder and N-Vision into shares of the capital stock of NEWCO shall be as hereinafter set forth in this Paragraph 1.12. The Common Stock (defined in Paragraph 1.12.2) into which the N-Vision Common Stock is converted hereunder is hereinafter referred to collectively as the "Merger Consideration."

                1.12.2 CONVERSION OF PONDER COMMON STOCK. In connection with the proposed Plan of Reorganization and Merger, current shareholders of Ponder will receive 476,127 shares of NEWCO stock. That is one share for every twenty shares of Ponder they currently own, (i.e. a 1 for 20 reverse split). Also, as per the Plan or Reorganization, 1,428,381 shares of NEWCO stock shall be issued for the benefit of the Allowed General Unsecured Creditors of Ponder to be distributed as per the terms of that Plan of Reorganization. This Agreement and the merger contemplated hereby anticipates that shareholders of Ponder Common Stock, inclusive of those shares issued to Allowed General Unsecured Creditors, shall total 1,904,508 shares when converted to NEWCO stock prior to the Merger with N-Vision. An Additional 500,000 shares of NEWCO shall be held in trust for the benefit of any unsatisfied Allowed Priority Tax Claims and Allowed Priority Claims (as defined in the Plan of Reorganization) pursuant to Articles 3.3 and 4.1, respectively, of the Plan of Reorganization filed on behalf of Ponder and incorporated herein by reference.

     1.12.3  CONVERSION  OF  N-VISION  INTO NEWCO  COMMON  STOCK.  Each share of
N-Vision Common Stock then issued and outstanding and held by holders of N-Vision Common Stock qualified to receive NEWCO Common Stock in the merger under this Paragraph 1.12.2.1, without any action on the part of the holders thereof, shall automatically become and be converted into one fully paid and nonassessable share of unregistered NEWCO Common Stock.

     1.12.4 PONDER OPTIONS AND WARRANTS. NEWCO shall not assume any obligations with respect to Ponder's previously issued rights and obligations with respect to any outstanding options or warrants, nor will it be obligated to substitute NEWCO options for such options. All currently issued and outstanding Ponder warrants and all issued and outstanding Ponder options to purchase Common Stock shall have been terminated in accordance with the terms and provisions of the Plan of Reorganization prior to the merger contemplated hereby.

     1.12.5 N-VISION OPTIONS AND WARRANTS. NEWCO shall assume any and all obligations with respect to N-Visions previous rights and obligations with respect to issued and outstanding options or warrants and will substitute NEWCO options for such options and warrants. As a result, the terms of all currently issued and outstanding options and warrants of N-Vision will remain in effect.

     1.12.6 EXCHANGE OF COMMON STOCK CERTIFICATES. Commencing on the Effective Date, each holder of an outstanding Certificate or Certificates representing shares of Common Stock of Ponder or N-Vision may surrender the same to an exchange agent (the "Exchange Agent") designated by NEWCO (which may be Ponder's transfer agent). Such holder shall be entitled to receive upon surrender and in exchange therefore, a certificate or certificates representing the number of whole shares of NEWCO Common Stock into which the shares of Ponder and N-Vision Common Stock shall have been converted. However, before surrender, each outstanding certificate representing issued and outstanding Ponder Common Stock shall be deemed, for all purposes, only to evidence ownership of the number of whole shares of Ponder Common Stock prior to the reverse split and assignment to creditors as per the Plan of Reorganization and will not represent a one for one correlation to converted shares of NEWCO.

     1.12.7 EXCHANGE PROCEDURES. As soon as practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately before the Effective Date represented outstanding shares of Ponder Common Stock and N-Vision Common Stock (the "Certificates") that were converted (the "Converted Shares") into the right to receive shares of NEWCO Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent) and
(ii) instructions for use in effecting the surrender to the Certificates in exchange for certificates representing NEWCO Shares. Upon surrender of a Certificate to the Exchange Agent (or to such other agent or agents as may be appointed prior to the merger by agreement of Ponder and N-Vision), together with a duly executed letter of transmittal and such other documents as the Exchange Agent shall require, the holder of such Certificate shall be entitled to receive in exchange therefore a certificate representing that number of whole shares of NEWCO Common Stock which such holder has the right to receive. In the event of a transfer of ownership of Converted Shares which is not registered in the transfer records of Ponder or N-Vision, as the case may be, a certificate representing the proper number of shares of Ponder Common Stock may be issued to a transferee if the Certificate representing such Converted Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, stolen, mislaid or destroyed, (ii) such bond, security or indemnity as the Surviving Corporation or the Exchange Agent may reasonably require, and (iii) any other documentation necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder a certificate representing the number of Ponder Shares into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall be have been converted.

         1.13 NEWCO FRACTIONAL SHARES. No certificates for fractional share interests of Common Stock or will be issued. All such fractional share interests will be rounded to the nearest whole share of NEWCO Common Stock or if more than one Certificate representing Common Stock is surrendered by a Ponder stockholder, the number of full shares of NEWCO Common Stock into which such Common Stock will be converted pursuant to the merger will be computed on the basis of the aggregate number of Common Stock represented by all such Certificates.

         1.14 N-VISION TRANSFER BOOKS CLOSED. Upon the Effective Date, the stock transfer books of N-Vision (the Nevada Corp.) shall be deemed closed, and no transfer of any certificates theretofore representing shares of that corporation shall thereafter be made or consummated. Any new shares issued by N-Vision Technology, Inc. (the Delaware Corp.) "NEWCO" after the effective date shall be issued in the Delaware Corporation.

         1.15 CONVEYANCES TO SURVIVING CORPORATION. The Merging Corporations hereby agree, respectively, that from time to time, as and when requested by the Surviving Corporation, or by its successors and assigns, they will execute and deliver or cause to be taken such further or other action as the Surviving Corporation, its successors or assigns, may deem necessary or desirable to vest or perfect in or confirm to the Surviving Corporation, its successors and assigns, title to and possession of all the property, rights, privileges, powers, immunities, franchises, and interests referred to in this Paragraph 1.15 and otherwise carry out the intent and purposes of this Merger Agreement.

         1.16 ACCOUNTING TREATMENT. The assets and liabilities of N-Vision shall be taken up on the books of the Surviving Corporation in accordance with generally accepted accounting principles, and the capital surplus and retained earnings accounts of the Surviving Corporation shall be determined, in accordance with generally accepted accounting principles, by the board of directors of the Surviving Corporation. Nothing herein shall prevent the board of directors of the Surviving Corporation from making any future changes in its accounts in accordance with law.

         1.17 UNCLAIMED MERGER CONSIDERATION. Subject to any contrary provision of governing law, all consideration deposited with the Exchange Agent (not including shares, if any, that are distributed or placed with Exchange Agent for distribution to Ponder's Allowed General Unsecured Creditors)and remaining unclaimed for one year after the Effective Date, shall be paid or delivered to NEWCO; and the holder of any unexchanged certificate or certificates which before the Effective Date represented shares of Ponder Common Stock shall thereafter look only to NEWCO for exchange or payment thereof upon surrender of such certificate or certificates to NEWCO, provided however that, notwithstanding the above, any shares conveyed to the Liquidating Trust (as defined in the Plan or Reorganization) pursuant to Articles 3.3 and 4.1 or the Ponder Plan of Reorganization, to be liquidated, if necessary, to satisfy unpaid Allowed Priority Tax Claims and Allowed Priority Claims (both as defined in the Ponder Plan of Reorganization), shall not be subject to the terms of this
Section 1.17 of this Merger Agreement, but shall be transferred, reconveyed , liquidated or distributed, as the case may be, pursuant to Articles 3.3 and 4.1, and other provisions as applicable, of the Ponder Plan of Reorganization.

         1.18 DISSENTING STOCKHOLDERS OF PONDER. NEWCO agrees that, if and when the merger contemplated hereby becomes effective, it will promptly pay to any dissenting stockholder of Ponder the amount, if any, to which such holder is entitled under the provisions of Section 262 of the Delaware General Corporation Law, PROVIDED such dissenter acts in strict compliance with such provisions.

                                   ARTICLE II.
                         REPRESENTATIONS AND WARRANTIES
                                   OF N-VISION

     2.1 REPRESENTATIONS AND WARRANTIES OF N-VISION. N-Vision represents and warrants as follows:

                  2.1.1 ORGANIZATION AND STANDING. N-Vision is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it, and is duly qualified or licensed to do business in all jurisdictions in which the character of the properties owned or the nature of the business conducted by it would make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, properties or business of N-Vision.

                  2.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. Upon approval of this Merger Agreement by the shareholders of N-Vision, the consummation of the transactions contemplated hereby will have been duly and validly authorized by all necessary corporate action on the part of N-Vision, and this Merger Agreement will be a valid and binding obligation of N-Vision enforceable against N-Vision (subject to normal equitable principles) in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Merger Agreement will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the certificate of incorporation or bylaws of N-Vision or (ii) except as set forth herein, any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which N-Vision or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the financial condition, properties or businesses of N-Vision and its subsidiaries taken as a whole.

                  2.1.3 CAPITALIZATION. The authorized capitalization of N-Vision consists of -0- shares of preferred stock, of which at September 18, 2000 no shares were issued or outstanding; and 50,000,000 shares of common stock, par value $.01 per share, of which at September 18, 2000, 8,129,745 shares were issued and outstanding; at the same date, and an additional 400,000 shares were reserved for issuance in conjunction with various warrants issued; and an additional 600,000 shares were reserved for issuance in conjunction with various options issued, no shares of N-Vision Common Stock were held in N-Vision's treasury.

                  2.1.4 REPORTS AND FINANCIAL STATEMENTS. N-Vision has previously made available to Ponder true and complete copies of the consolidated financial statements of N-Vision's most recent audited financial report which were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position for N-Vision and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the N-Vision Report did not contain any untrue statement of the material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  2.1.5 LIABILITIES. N-Vision does not have any liabilities or obligations, either accrued, absolute, contingent, or otherwise, or have any knowledge of any potential liabilities or obligations, which would materially adversely affect the value and conduct of the business of N-Vision, other than those (i) reflected or reserved against in the December 31, 1999 consolidated balance sheet of N-Vision, and (ii) incurred in the ordinary course of business since December 31, 1999.

                  2.1.6 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth herein, other than as a result of the transactions contemplated by this Merger Agreement, since August 29,2000, there has not been:

                  2.1.6.1 FINANCIAL CHANGE. Any material adverse change in the financial condition, backlog, operations, assets, liabilities or business of N-Vision;

                  2.1.6.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of N-Vision (whether or not covered by insurance);

                  2.1.6.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the N-Vision Common Stock, or any direct or indirect redemption, purchase or any other acquisition by N-Vision of any such stock;

                  2.1.6.4 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of N-Vision's authorized or outstanding capital stock as of August 29, 2000 as described in Paragraph 2.1.3;

                  2.1.6.5 LABOR DISPUTES. Any labor dispute (other than routine grievances); or

                  2.1.6.6 OTHER MATERIAL CHANGES. Any other event or condition particularly pertaining to and adversely affecting the operations, assets or business of N-Vision (other than events or conditions which are of a general or industry-wide nature and of general public knowledge), which would constitute a material adverse change.

                  2.1.7 COMPLIANCE WITH OTHER LAWS. N-Vision is not in violation of or in default with respect to, or in alleged violation of or alleged default with respect to, any applicable law or any applicable rule, regulation, or any writ or decree of any court or any governmental commission, board, bureau, agency, or instrumentality, or delinquent with respect to any report required to be filed with any governmental commission, board, bureau, agency or instrumentality, except for violations which, either singly or in the aggregate, do not and are not expected to result in a material adverse change in the financial condition, properties or business of N-Vision.

                  2.1.8 FINDER'S FEE. All negotiations relative to this Merger Agreement and the transactions contemplated hereby have been carried on by N-Vision and its counsel directly with Ponder and its counsel, without the intervention of any other person as the result of any act of N-Vision and so far as is known to N-Vision, without the intervention of any person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                  2.1.9 INVESTIGATIONS; LITIGATION. No investigation or review by any governmental entity with respect to N-Vision or any of the transactions contemplated by this Merger Agreement is pending or, to best of N-Vision's knowledge, threatened, nor has any governmental entity indicated to N-Vision an intention to conduct the same. There is no action, suit or proceeding pending or, to the best of N-Vision's knowledge, threatened against or affecting N-Vision at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, which either individually or in the aggregate, does or is likely to result in any material adverse change in the financial condition, properties or businesses of N-Vision.


                                  ARTICLE III.
                    REPRESENTATIONS AND WARRANTIES OF PONDER

     3.1 REPRESENTATIONS AND WARRANTIES OF PONDER. Ponder represents and warrants as follows:

                  3.1.1 ORGANIZATION AND STANDING. Ponder is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full requisite corporate power subject only to the restrictions and conditions precedent by the U.S. Bankruptcy Court, the Southern District of Texas, Corpus Christi Division, under whose jurisdiction the reorganization of Ponder must receive final approval.

                  3.1.2 AGREEMENT AUTHORIZED AND ITS EFFECT ON OTHER OBLIGATIONS. Upon approval of the Plan of Reorganization of Ponder and this Merger Agreement by the Bankruptcy Court, the issuance of the NEWCO Common Stock and the consummation of the transactions contemplated hereby, having been duly and validly authorized by all necessary corporate action on the part of Ponder, this Agreement will be a valid and binding obligation of Ponder enforceable against Ponder (subject to normal equitable principles) except as enforceability may be limited by bankruptcy, reorganization, or similar rights of creditors generally. At the Effective Date, the consummation of the merger contemplated by this Merger Agreement, the filing of the Certificate of Merger and the issuance of the NEWCO Common Stock will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the Certificate of Incorporation or Bylaws of Ponder or (ii) any precedent obligation imposed by the Bankruptcy Court or any other agreement to which Ponder or any of its subsidiaries is a party or by which any of them or their properties are bound, other than such violations, breaches or defaults as would not result in any material adverse change in the condition, or standing of Ponder and its subsidiaries taken as a whole.

                  3.1.3 CAPITALIZATION. The authorized capitalization of Ponder consists of 5,000,000 authorized shares of cumulative convertible preferred stock, $.01 par value, of which no shares were issued and outstanding as of October 12, 2000; and 50,000,000 shares of common stock, par value $.01 per share, of which at October 12, 2000, 9,522,540 shares were issued and outstanding; at the same date, no shares of Ponder Common Stock were held in Ponder treasury. All currently issued and outstanding Ponder warrants and all issued and outstanding Ponder options to purchase Common Stock shall have been terminated in accordance with the terms and provisions of the Reorganization Plan prior to the merger contemplated hereby.

                  3.1.4 REPORTS AND FINANCIAL STATEMENTS. Ponder has previously made available to N-Vision true and complete copies of (i) all annual reports filed with the Commission pursuant to the Exchange Act since December 31, 1996,
(ii) Ponder's annual, quarterly, and other reports filed with the Commission since December 31, 1998, (iii) all definitive proxy solicitation materials filed with the Commission since December 31, 1996 and (iv) the bankruptcy filing dated June 15, 1999. The consolidated financial statements of Ponder's most recent report on Form 10-K (The "Ponder Report") were prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present the consolidated financial position for Ponder and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended; and the Ponder Report did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  3.1.5 LIABILITIES. Upon receiving approval of its Plan of Reorganization from the Court, Ponder will not have any liabilities or obligations, either accrued, absolute, contingent, joint or several or otherwise, or have any knowledge of any potential liabilities or obligations of any kind, which would materially adversely effect the corporate standing of Ponder or its ability to conduct its business going forward.

                  3.1.6 ABSENCE OF CERTAIN CHANGES AND EVENTS. Except as set forth herein, other than as a result of the transactions contemplated by this Agreement or the bankruptcy reorganization, since the June 15, 1999 bankruptcy filing there has not been:

                  3.1.6.1 FINANCIAL CHANGE. Any material adverse change in the corporate standing of Ponder.

                  3.1.6.2 PROPERTY DAMAGE. Any material damage, destruction, or loss to the business or properties of Ponder (whether or not covered by insurance) that would effect its corporate standing and the ability to effect this Merger;

                  3.1.6.3 DIVIDENDS. Any declaration, setting aside, or payment of any dividend or other distribution in respect of the common stock of Ponder, or any direct or indirect redemption, purchase or any other acquisition by Ponder of any such stock;

                  3.1.6.4 CAPITALIZATION CHANGE. Any change in the capital stock or in the number of shares or classes of Ponder's authorized or outstanding capital stock as described in Paragraph 3.1.3;

                  3.1.6.5 LABOR DISPUTES. Any labor dispute (other than routine grievances); or

                  3.1.6.6 OTHER MATERIAL CHANGES. Any other event or condition known to Ponder particularly pertaining to and adversely affecting the reorganization of Ponder (other than events or conditions which are of a general or industry-wide nature and of general public knowledge), which would constitute a material adverse change.

                  3.1.7 FINDER'S FEE. All negotiations relative to this Merger Agreement and the transactions contemplated hereby have been carried on by Ponder and its counsel directly with N-Vision and its counsel, without the intervention of any other person as the result of any act of Ponder and so far as is known to Ponder, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payments.

                  3.1.8 INVESTIGATIONS; LITIGATION. No investigation or review by any governmental entity with respect to Ponder or any of the transactions contemplated by this Merger Agreement is pending or, to the best of Ponder's knowledge, threatened, nor has any governmental entity indicated to Ponder an intention to conduct the same. There is no action, suit or proceeding pending or, to the best of Ponder's knowledge, threatened against or affecting Ponder at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, bureau, agency or is likely to result in any material adverse change in the financial condition, or corporate standing of Ponder.

                                   ARTICLE IV.

                       OBLIGATIONS PENDING EFFECTIVE DATE

                  4.1 AGREEMENTS OF PONDER AND N-VISION. Ponder and N-Vision agrees that from the date hereof to the Effective Date:

                  4.1.1 MAINTENANCE OF PRESENT BUSINESS. Other than as contemplated by this Merger Agreement, N-Vision will operate its business only in the usual, regular, and ordinary manner so as to maintain the goodwill it now enjoys and, to the extent consistent with such operation, use all reasonable efforts to preserve intact its present business organization, keep available the services of its present officers and employees, and preserve its relationships with customers, suppliers, jobbers, distributors, and other having business dealings with it;

                  4.1.2 MAINTENANCE OF PROPERTIES. At its expense, N-Vision will maintain all of its property and assets in customary repair, order, and condition, reasonable wear and use and damage by fire or unavoidable casualty excepted;

                  4.1.3 MAINTENANCE OF BOOKS AND RECORDS. Both N-Vision and Ponder will maintain their respective books of account and records in the usual, regular, and ordinary manner, in accordance with generally accepted accounting principles applied on a consistent basis or in Ponder's case, that allowed under applicable law as a result of its bankruptcy filing;

                  4.1.4 COMPLIANCE WITH LAW. N-Vision and Ponder will duly comply in all material respects with all laws applicable to it and to the conduct of its business; and

                  4.1.5 INSPECTION OF EACH MERGING CORPORATION. Permit the other party hereto, and their officers and authorized representatives, during normal business hours, to inspect its records and to consult with its officers, employees, attorneys, and agents for the purpose of determining the accuracy of the representations and warranties hereinabove made and the compliance with covenants contained in this Merger Agreement. Each agrees that it and its officers and representatives shall hold all data and information obtained with respect to the other party hereto in confidence and each further agrees that it will not use such data or information or disclose the same to others, except to the extent such data or information either are, or become, published or a matter of public knowledge.

                  4.2 ADDITIONAL AGREEMENTS OF PONDER AND N-VISION. Ponder and N-Vision agree to take the following actions after the date hereof:

                  4.2.1 NOTICE OF MATERIAL DEVELOPMENTS. Ponder and N-Vision will promptly notify the other party in writing of any "material adverse change" in, or any changes which, in the aggregate, could result in a "material adverse change" in, the consolidated financial condition, business or affairs of such party, whether or not occurring in the ordinary course of business. As used in this Merger Agreement, the term "material adverse change" means any change, event, circumstance or condition (collectively, a "change") which when considered with all other Changes would reasonably be expected to result in a "loss" having the effect of so fundamentally adversely affecting the business or financial prospects of NEWCO, as the case may be, that the benefits reasonable expected to be obtained by such party as a result of the merger contemplated by this Merger Agreement would be jeopardized with relative certainty. The term "loss" shall mean any and all direct or indirect payments, obligations, assessments, losses, loss of income, liabilities, fines, penalties, costs and expenses paid or incurred or more likely than not to be paid or incurred, or diminutions in value of any kind of character (whether or not known or unknown, conditional, or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise) that are more likely than not to occur, including without limitation penalties, interest on any amount payable to a third party as a result of the foregoing and any legal or other expenses reasonably incurred or more likely than not to be incurred or in connection with investigating or defending any demands, claims, actions or causes of action that, if adversely determined, would likely result in losses, and all amounts paid in settlement of claims or actions, PROVIDED HOWEVER, that losses shall be net of any insurance proceeds entitled to be received from a nonaffiliated insurance company on account of such losses (after taking into account any costs incurred in obtaining such proceeds and any increase premiums as a result of a claim with respect to such proceeds). The term "loss" shall not include losses reported on financial statements prepared in accordance with GAAP that are consistent with prior reported earnings.

 In no event shall a change in the trading price of either the Ponder Common Stock or N-Vision Common Stock between the date hereof and the Effective Date, in and of itself, constitute a material adverse change.

                  4.2.2 BEST EFFORTS. Upon the terms and subject to the conditions hereof, and subject to provisions elsewhere herein, the parties hereto agree to use their reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and to cooperate in connection with the foregoing, including using reasonable best efforts (i) to obtain any necessary waivers, consents and approvals from other parties to material notes, licenses, agreements, and other instruments and obligations; (ii) to obtain any material consents, approvals, authorizations and permits required to be obtained under any federal, state or local statute, rule or regulation; (iii) to defend all lawsuits or other legal proceedings challenging this Merger Agreement or the consummation of the transactions contemplated hereby; and (iv) promptly to effect all necessary filings and notifications. In addition, N-Vision agrees to use its reasonable best efforts to obtain a written confirmation of the oral fairness opinion it has received from an independent investment advisor/banker (the "Fairness Opinion") that, as of the date of such opinion, this Agreement and the exchange ratio in the merger are fair, from a financial point of view, to the holders of N-Vision Common Stock. In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors or the Surviving Corporation on behalf of N-Vision and Ponder shall take all such action.

                  4.3 ADDITIONAL AGREEMENTS OF N-VISION. N-Vision agrees that from the date hereof to the Effective Date, it will:

                  4.3.1 DISPOSAL OF ASSETS. Not sell, dispose of, or encumber, any property or assets, except (i) in the ordinary course of business or (ii) as is otherwise agreed to in writing by Ponder.

                  4.3.2 MAINTENANCE OF INSURANCE. Maintain insurance upon all its properties and with respect to the conduct of its business of such kinds and in such amount as is customary in the type of business in which it is engaged, but not less than that presently carried by it, which insurance may be added to from time to time in its discretion; PROVIDED, that if during the period from the date hereof to and including the Effective Date any of its property or assets are damaged or destroyed by fire or other casualty, the obligations under this Agreement shall not be affected thereby (subject, however, to the provision that the coverage limits of such policies are adequate in amount to cover the replacement value of such property or assets and loss of profits during replacement, less commercially reasonable deductible, if of material significance to the assets or operations of N-Vision but it shall promptly notify Ponder in writing thereof and proceed with the repair or restoration of such property or assets in such manner and to such extent as may be approved by Ponder and upon the Effective Date all proceeds of insurance and claims of every kind arising as a result of any such damage or destruction shall remain the property of Surviving Corporation;

                  4.3.3 NO AMENDMENT TO CERTIFICATE OF INCORPORATION, ETC. Not amend its certificate of incorporation or bylaws or other organizational documents or merge or consolidate with or into any other corporation or change in any manner the rights of its capital stock or the character of its business;

                  4.3.4 PROHIBITION ON DIVIDENDS. Not declare or pay any dividend on shares of its capital stock or make any other distribution of assets to the holders thereof;

                  4.3.5 STOCKHOLDER'S MEETING. Promptly call and hold a meeting of stockholders for the purpose of considering and acting upon proposals to approve the merger contemplated by this Agreement.

                  4.3.6. NO SOLICITATION. Not directly or indirectly authorize or permit any of its respective agents to: (i) solicit, initiate, encourage, (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of assets of, or any equity interest in N-Vision, or any merger, consolidation, business combination, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving (other than the transactions contemplated by this Agreement) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or (ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing.

     4.4 ADDITIONAL AGREEMENTS OF PONDER. Ponder agrees that from the date hereof to the Effective Date, it will:

                  4.4.1 PLAN OF REORGANIZATION. Seek approval of a plan of reorganization for the purpose of considering and effecting (i) approval of the merger contemplated by this Agreement, (ii) ratifying the change in the board of directors as provided in Paragraph 1.7, and (iii) authorizing the issuance of the NEWCO Common Stock to be issued to N-Vision stockholders as described in Paragraph 1.12 above.

                 4.4.2 DIRECTORS AND OFFICERS INSURANCE. At or prior to the Effective Date, Ponder will either (i) provide evidence that it has directors and officers coverage for the present officers of N-Vision in respect to claims made for acts and/or omissions prior to the Effective Date, which coverage shall be the same as, or equivalent to, the coverage then in existence and provided to the directors and officers of NEWCO, or (ii) provide indemnification by the Estate of Ponder against any and all such claims.

                      4.4.3. NO SOLICITATION. Not directly or indirectly authorize or permit any of its respective agents to: (i) solicit, initiate, encourage, (including by way of furnishing information) or take any other action to facilitate, any inquiry or the making of any proposal which constitutes, or may reasonably be expected to lead to, any acquisition or purchase of a substantial amount of equity interest in Ponder, or any merger, consolidation, business combination, sale of securities, recapitalization, liquidation, dissolution or similar transaction involving (other than the transactions contemplated by this Merger Agreement and Ponder's Plan of Reorganization) or any other material corporate transaction the consummation of which would or could reasonably be expected to impede, interfere with, prevent or materially delay the merger contemplated by this Merger Agreement (collectively, "Transaction Proposals") or agree to or endorse any Transaction Proposal or
(ii) propose, enter into or participate in any discussions or negotiations regarding any of the foregoing.

                                   ARTICLE V.
                       CONDITIONS PRECEDENT TO OBLIGATIONS

                  5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF N-VISION. The obligations of N-Vision to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by N-Vision in the manner contemplated by Paragraph 6.4 before the Effective Date:

                  5.1.1 REPRESENTATIONS AND WARRANTIES OF PONDER TRUE AT EFFECTIVE DATE. The representations and warranties of Ponder herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Merger Agreement; Ponder shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by Ponder before the Effective Date.

                   5.1.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or to Ponder's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the corporate standing of Ponder.

                  5.1.3 APPROVAL OF THE PLAN OF REORGANIZATION The approval of the Bankruptcy Court with respect to the Plan or Reorganization and Merger contemplated by this Merger Agreement, and such approval shall not have been amended, modified or rescinded on or before the Effective Date.

                  5.1.4 UNEXERCISED PONDER WARRANTS AND OPTIONS. NEWCO shall not assume any obligations with respect to Ponder's previously issued rights and obligations with respect to any outstanding options or warrants nor will it be obligated to substitute NEWCO options for such options. All currently issued and outstanding Ponder warrants and all issued and outstanding Ponder options to purchase Common Stock shall have been terminated in accordance with the terms and provisions of the Plan of Reorganization prior to the merger contemplated hereby.

                  5.1.5 WAIVER OF ANTI-DILUTION ADJUSTMENT. All persons entitled to receive, as a result of the transactions contemplated hereby, issuance of Ponder Common Stock after the date hereof will have waived all of their rights to receive such Ponder Common Stock, except as provided for certain parties under Ponder's Plan of Reorganization.

                  5.2 CONDITIONS PRECEDENT TO OBLIGATIONS OF PONDER. The obligations of Ponder to consummate and effect the merger hereunder shall be subject to the satisfaction of the following conditions, or to the waiver thereof by Ponder in the manner contemplated by Paragraph 6.4 before the Effective Date or closing date.

                  5.2.1 REPRESENTATIONS AND WARRANTIES OF N-VISION TRUE AT EFFECTIVE DATE. The representations and warranties of N-Vision herein contained shall be, in all material respects, true as of and at the Effective Date with the same effect as though made at such date, except as affected by transactions permitted or contemplated by this Merger Agreement; N-Vision shall have performed and complied, in all material respects, with all covenants required by this Agreement to be performed or complied with by it before the Effective Date.

                  5.2.2 NO MATERIAL LITIGATION. No suit, action, or other proceeding shall be pending, or N-Vision's knowledge, threatened, before any court or governmental agency in which it will be, or it is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Merger Agreement or the consummation of the merger contemplated hereby or which might result in a material adverse change in the value of the assets and business of N-Vision.

                  5.2.3 STOCKHOLDER APPROVAL. At the meeting of stockholders of N-Vision to be held before the Effective Date, the holders of the requisite majority of the outstanding shares of N-Vision Common stock shall have approved the merger contemplated by this Merger Agreement.

                  5.2.4 CONSENT OF CERTAIN PARTIES IN PRIVITY WITH N-VISION. The holders of any material indebtedness of N-Vision, the lessors of any material property leased by N-Vision, and the other parties to any other material agreements to which N-Vision is a party shall, when and to the extent required, have consented to the merger contemplated hereby.


                                   ARTICLE VI.
                           TERMINATION AND ABANDONMENT

     6.1 TERMINATION. Anything contained in this Merger Agreement to the contrary notwithstanding, this Agreement may be terminated and the merger contemplated hereby abandoned at any time (whether before or after the approval and adoption thereof by N-Vision or Ponder) before the Effective Date:

     6.1.1 BY MUTUAL CONSENT. By mutual consent of Ponder and N-Vision.

     6.1.2 BY PONDER BECAUSE OF CONDITIONS PRECEDENT. By Ponder, if any condition set forth in Paragraph 5.2 hereof has not been met and has not been waived.

     6.1.3 BY PONDER BECAUSE OF MATERIAL ADVERSE CHANGE. By Ponder, if there has been a material adverse change in the financial condition or business of N-Vision since the date of financial statements contained in the most recent Report referred to in Paragraph 2.1.4.

     6.1.4 BY N-VISION BECAUSE OF CONDITIONS PRECEDENT. By N-Vision, if any condition set forth in Paragraph 5.1 hereof has not been met and has not been waived.

     6.1.5 BY N-VISION BECAUSE OF MATERIAL ADVERSE CHANGE. By N-Vision, if there has been a material adverse change in the corporate standing or the Plan of Reorganization of Ponder since the date of filing of same with the Bankruptcy Court.

     6.1.6 BY PONDER OR N-VISION BECAUSE OF LEGAL PROCEEDINGS. By either Ponder or N-Vision if any suit, action, or other proceeding shall be pending or threatened by the federal or a state government before any court or governmental agency, in which it is sought to restrain, prohibit, or otherwise affect the consummation of the merger contemplated hereby, except by those parties to Ponder's Bankruptcy Case who seek to object to, or motion for denial of, confirmation of the Plan of Reorganization.

                  6.1.7 BY N-VISION OR PONDER IF PONDER PLAN OF REORGANIZATION IS NOT CONFIRMED BY NOVEMBER 30, 2000. By N-Vision or Ponder, if the Ponder Plan of Reorganization, as modified or amended as the case may be, contemplating such Merger Agreement, shall not have become confirmed by entry of an order of the Bankruptcy Court on or before November 30, 2000, provided however that Ponder or N-Vision at its sole discretion may terminate this Merger Agreement upon the filing by any party of a notice of appeal of the order confirming the Ponder
Plan of Reorganization, provided further that such party filing an appeal obtains a stay of the order confirming the Plan of Reorganization.

                  6.1.8 BY PONDER OR N-VISION BECAUSE OF DUE DILIGENCE. By Ponder or N-Vision if in the course of completing their inspections pursuant to Paragraph 4.1.5, information is discovered that would constitute a material adverse change as that term is defined in Paragraph 4.2.2 .

                  6.2 TERMINATION BY BOARD OF DIRECTORS. An election of N-Vision to terminate this Merger Agreement and abandon the merger pursuant to those reasons provided in Paragraph 6.1 shall be exercised of behalf of N-Vision by its board of directors. An election of Ponder to terminate this Merger Agreement and abandon the merger pursuant to those reasons provided in Paragraph 6.1 shall be exercised of behalf of Ponder by its board of directors or by order of the Bankruptcy Court.

                  6.3 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Merger Agreement pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, this Agreement shall become void and have no effect, without any liability on the part of any party hereto (or its stockholders or controlling persons or directors or officers), except as otherwise provided in this Agreement; PROVIDED,HOWEVER, that no party hereto shall waive any term or condition hereof, unless in the judgment of the board of directors taking the action, such waiver will not have a materially adverse effect on the benefits intended under this Merger Agreement to the stockholders of its corporation.

                  6.4 WAIVER OF CONDITIONS. Subject to the requirements of any applicable law, any of the terms or conditions of this Agreement may be waived at any time by the party which is entitled to the benefit thereof, by action taken by its board of directors, the executive committee of its board of directors, or its chief executive officer.

                  6.5 EXPENSES ON TERMINATION. Except as provided in Sections 6.5.1, if the merger contemplated hereby is abandoned pursuant to and in accordance with the provisions of Paragraph 6.1 hereof, all expenses not provided for in Section 6.5.1, will be paid by the party incurring them.

                  6.5.1 PAYMENT OF FEES TO COUNSEL FOR PONDER As provided in a certain Letter Agreement Dated January 25, 2000, N-Vision has tendered a retainer fee of $ 50,000 to counsel for Ponder. Said retainer will be used to pay the expenses associated with filing the Plan of Reorganization and Merger with the Court. Counsel has agreed to cap the expenses at $50,000 and return any unused portion of the retainer upon completion of the proposed transaction.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

         7.1 INDEMNIFICATION BY N-VISION. N-Vision agrees to indemnify and hold harmless Ponder and its officers and directors and each person who controls Ponder within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon (i) an false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to N-Vision contained in the Merger Agreement as presented to the Court as part of the Reorganization or (ii) the omission or alleged omission to state in the Merger Agreement a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to N-Vision.

         7.2 INDEMNIFICATION BY PONDER. Ponder agrees to indemnify and hold harmless N-Vision and it officers and directors and each person who controls N-Vision within the meaning of Section 15 of the Securities Act or Section 20 of the Securities Exchange Act against any and all losses, claims, damages, or liabilities, joint or several, to which any of them may become subject under the Securities Act, the Exchange Act or any other statute or common law, and to reimburse them for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, to the extent such losses, claims, damages, liabilities, or actions arise out of or are based upon
(i) an false, misleading or untrue statement or alleged false, misleading or untrue statement of a material fact, insofar as it relates to Ponder contained in the Plan of Reorganization and / or the Merger Agreement as presented to the Court as part of the Reorganization or (ii) the omission or alleged omission to state in the Plan of Reorganization and / or the Merger Agreement, a material fact required to be stated therein or necessary to make the statements therein not misleading, and insofar as the same relates to Ponder.


                                  ARTICLE VIII.
                                  MISCELLANEOUS

         8.1 ENTIRETY. This Agreement and the Confidentiality Agreements dated January 25, 2000 between Ponder and N-Vision embody the entire agreement between the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

         8.2 COUNTERPARTS. Any number of counterparts of this Merger Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

8.3 NOTICE AND WAIVERS. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid.


                                    IF TO PONDER

                                    Ponder Industries, Inc.
                                    C/O Joel Kay
                                    Sheinfeld, Maley & Kay, P.C.
                                    1001 Fannin, Suite 3700
                                    Houston, TX 77002
                                    Facsimile (713) 658-9756


                                    IF TO N-VISION

                                    Joseph T. Kaminski
                                    Chairman and CEO
                                    N-Vision Technology, Inc.
                                    11931 Wickchester Lane, Suite 201
                                    Houston, Texas 77043
                                    Facsimile (281) 556-6313

         Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, shall be deemed to have been received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

         8.4 TERMINATION OF REPRESENTATIONS, WARRANTIES, ETC. The respective representations and warranties contained in Articles II and III shall expire with, and be terminated and extinguished by, the merger pursuant to this Merger Agreement at the time of the consummation thereof on the Effective Date. This Paragraph 8.4 shall have no effect upon any other right or obligation of the parties in connection with this Merger Agreement or otherwise, whether to be exercised or performed before or after the Effective Date.

         8.5 TABLE OF CONTENTS AND CAPTIONS. The table of contents and captions contained in this Merger Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

         8.6 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

         8.7 SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

         8.8 APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas (except to the extent that the form and content of the Certificate of Merger and the consequences of the filing thereof shall be governed by the general corporation law of the State of Delaware).

         8.9 PUBLIC ANNOUNCEMENTS. The parties agree that before the Effective Date that they shall consult with each other before the making of any public announcement regarding the existence of this Agreement, the contents hereof or the transactions contemplated hereby, and to obtain the prior approval of the other party as to the content of such announcement, which approval shall not be unreasonably withheld. However, the foregoing shall not apply to any announcement or written statement which, upon the written advice of counsel, is required by law to be made, except that the party required to make such announcement shall, whenever practicable, consult with and solicit prior approval from such other party concerning the timing and content of such legally required announcement or statement before it is made.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in their respective corporate names by their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.

        THE PARTIES TO THE MERGER CONTEMPLATED BY THIS MERGER AGREEMENT:



                                            PONDER INDUSTRIES, INC.


                                            ------------------------------
                                            Eugene L. Butler
                                            Chairman of the Board and President

                                            ----------------
                                            DATE


                                                   -and-


                                            N-VISION TECHNOLOGY, INC.


                                            ------------------------------
                                            Jose T. Kaminski
                                            Chairman of the Board and
                                            Chief Executive Officer

                                            ----------------
                                            DATE